Exhibit 10.27
INDEMNITY

NOW THEREFORE IN CONSIDERATION OF ____________________ (hereinafter called the “Indemnified Party”) agreeing to act, or to continue to act, as a director and/or officer of Northern Alberta Oil Ltd. (hereinafter referred to as "NAOL”), NAOL and Deep Well Oil & Gas, Inc. (hereinafter referred to as "DWOG") hereby covenants and agrees to indemnity and hold harmless the Indemnified Party and his or her heirs and legal representatives, from and against all costs, charges, legal fees and expenses, and all claim, demands, actions, or damages, including any amount paid to settle an action or satisfy a Judgment, incurred by the indemnified Party in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of being or having been a director, officer and or employee of NAOL it:

(a) the Indemnified Party acted honestly and In good faith with a view to the best interests of NAOL; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing his or her conduct was lawful.

If any claim, action, demand or proceeding whatsoever is asserted against the Indemnified Party in respect of which this indemnity might reasonably be considered to be applicable (such claim, action, demand or proceeding being hereafter referred to as a “claim”), the Indemnified Party shall promptly notify NAOL and DWOG in writing of the nature of such claim. and NAOL and/or DWOG shall be entitled (but not required) to participate in the defence of any suit brought to enforce the claim. In any event, NAOL and/or DWOG shall be entitled (but not required) to participate in the selection of legal counsel for the defence of any claim. All legal and other expenses incurred by the Indemnified Party in connection with the defence of a claim shall be paid directly by NAOL and DWOG on a monthly basis.

In the event that the Indemnified Party is required to pay tax or interest, by any applicable Canadian federal or provincial law requiring payment of tax calculated on or with respect to any amount payable as an indemnity pursuant hereto (the amount payable being hereinafter called the "Indemnity”). NAOL and DWOG shall pay to the Indemnified Party forthwith on written demand accompanied by proof of the amount so payable having been given by the Indemnified Party to NAOL and DWOG, the amount by which the aggregate of all taxes and interest payable by the Indemnified Party when the tax or interest payable on or in respect of the Indemnity are included in the calculation of the aggregate of all taxes and interest payable by the Indemnified Party, exceeds the aggregate amount of all taxes, and interest that would be payable by the Indemnified Party if no taxes were payable by the Indemnified Party or in respect of the indemnity.

Expenses incurred by the Indemnified Party against which he is indemnified pursuant hereto shall be paid promptly by NAOL and DWOG upon receipt of a written request and reasonable proof of payment from the Indemnified Party. The Indemnified Party shall be required to refund any advance where a court of competent jurisdiction determines that such indemnification is not available under applicable law.

In the event that any action is instituted by the Indemnified Party hereunder to enforce or interpret any of the terms hereof, the Indemnified Party shall be entitled to be paid all court costs and expenses, including reasonable legal fees, incurred by the Indemnified Party with respect to such action, unless as part of such action, the court of competent jurisdiction determines that material assertions made by the Indemnified Party as a basis for such action were not made in good faith or were frivolous.

This indemnity shall also apply to any future appointments, either as a director or officer, to any of NAOL's subsidiary or affiliated corporations that the Indemnified Party agrees to undertake at NAOL's request.

This indemnity is in addition to and not in substitution for any indemnity which may be available to the officers and/or directors of NAOL by private contract or under the by-laws of NAOL or the Alberta Business Corporations Act.

DATED at the City of Edmonton, in the Province of Alberta, this ____ day of _____, 2005 and effective as and from the date the Indemnified Party was first elected or appointed as a director and/or officer as documented in NAOL's Minute Book.

NORTHERN ALSERTA OIL LTD.

Per:
Per:

DEEP WELL OIL & GAS, INC.

Per:
Per:
Witness: